News From

Buena, NJ 08310

Release Date: August 12, 2005	Exhibit 99.1

Contact:	Frank Gerardi
Chairman & Chief Executive Officer
IGI, Inc.
856-697-1441 ext. 102
www.askigi.com

IGI Announces Second Quarter Results

Buena, N.J. - August 12, 2005 - IGI, Inc. (AMEX: IG) announces today its second quarter financial and operational results.

Recent Developments:

-

As a result of our manufacturing service agreement signed earlier this quarter with Infusion Biotechnologies L.L.C., manufacturing has been initiated for the early 2006 launch to large department stores and specialty stores.

-	As a result of our manufacturing service agreement signed in July with Plastic Surgery Innovations, Inc., product development for the line is in the final stages for a fourth quarter launch.
-	Initiated manufacturing for Pierre Fabre's new Glytone Essentials product line to be distributed by dermatologists
-	Initiated clinical safety and efficacy studies for our patented Vitamin C Serum
-	Initiated development of a proprietary topical anesthesia for the skin

Second Quarter 2005 Financial Results

Product sales for the second quarter of 2005 were $593,000 and $1,098,000 for the six months ended June 30, 2005, which represented a decrease of $192,000 for the quarter and $542,000 for the six months ended, compared to the comparable period in 2004. Licensing and royalty income decreased $181,000 for the second quarter and $43,000 for the six months ended June 30, 2005, compared to June 30, 2004. This decrease in revenues is due to a royalty payment received in 2004 of $300,000 from Tarpan Therapeutics and the shift in revenues from Estee Lauder from product sales to royalty revenues. However, despite an overall decrease in revenues, there was an increase in product sales from several of our existing customers. Product sales to Genesis Pharmaceuticals, Chattem Inc., Interwood Marketing Group, and Estee Lauder contract manufacturing have all increased in 2005 compared to 2004.

Cost of sales increased by $18,000, or 5%, in the second quarter 2005 and $82,000, or 12%, for the six months ended June 30, 2005 compared to the comparable period in 2004. The increase in the cost of sales is a result of products being sold with a lower gross margin and a $34,000 expense related to the metal finishing line that was also included for this quarter.

Selling, general and administrative expenses decreased by $295,000, or 45%, for the second quarter of 2005 and $413,000, or 38% for the six months ended June 30, 2005 compared to the comparable period in 2004. The decrease is primarily due to a severance accrual of $203,000 that was recorded in the second quarter of 2004 and a reduction of executive salaries, travel, and entertainment expenditures in 2005.

Product development and research expenses decreased by $786,000, or 75% for the quarter ended June 30, 2005 and $763,000, or 60% for the six months ended June 30, 2005 compared to the comparable period in 2004. This decrease was due to the $520,000 SFAS 123 stock option expense related to a stock option grant to Dr. Holick and a cash expenditure of $232,000 paid to Dr. Holick in accordance with his license agreement in 2004. We continue to see growth in product development from our R&D Department.

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The Company reported a net loss attributable to common stock of $191,000 or $(.02) per share for the second quarter of 2005 compared to net loss attributable to common stock of $842,000, or $(.07) per share in second quarter 2004. For the six months ended June 30, 2005, the net loss attributable to common stock was $374,000 or $(.03) per share compared to a net loss attributable to common stock of $838,000 or $(.07) per share for the comparable period in 2004. The Company was also required to record an impairment of marketable securities in the amount of $77,000 that relates to the Company's investment in Novavax (NVAX) stock. This amount is included in the net loss for the period ended June 30, 2005.

"We are pleased with our product mix which is showing increased revenues from some of our existing customers and we are beginning to ship product for a new customer. The anticipated decline in revenue was a result of the removal of the exclusivity agreement with our largest customer, which is allowing us to develop many new products formulated in the Novasome transdermal delivery technology for new and existing customers in the United States, Europe, and Asia. We believe these efforts will result in increased revenue and growth anticipated to begin in the fourth quarter and continuing through 2006. We look forward to speaking with our investors on today's 10:00 AM investor conference call." stated Frank Gerardi, Chairman and CEO.

IGI is a company committed to growth by applying proprietary technologies to achieve cost-effective solutions for varied customer needs. IGI offers the patented Novasome® nano-vesicular, transdermal delivery technology which contributes value-added qualities to cosmetics, skin care products, dermatological formulations and other consumer products, providing improved dermal absorption, controlled and sustained release as well as improved stability and greater ease of formulation. IGI has licensed Novasome® nano-vesicular delivery technology to leading global dermatological and skin care companies including Johnson & Johnson Consumer Products, Inc., Estee Lauder Corporation, Chattem Inc., Genesis Pharmaceutical, Inc. and Apollo Pharmaceutical, Inc., and recently sub-licensed the rights to obtain FDA approval for and market IGI's PTH (1-34) compound using Novasome® nano-vesicular delivery technology for psoriasis, which is slated for Phase II clinical trials, to Tarpan Pharmaceuticals, Inc. IGI is also exploring the licensing of the topical PTH (7-34) compound for the prevention/treatment of chemotherapy induced-alopecia in patients undergoing chemotherapy.

This report contains forward-looking statements relating to IGI's hopes and expectations for the future. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "will," "possible," "one time," "provides an opportunity," "continue" and similar expressions are intended to identify forward-looking statements. Such statements involve a number of risks and uncertainties and actual future events and results could differ materially from those indicated by such forward-looking statements due to general economic conditions, and the risk factors detailed in IGI's periodic reports and registration statements filed with the Securities and Exchange Commission.

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IGI, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share information)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,

	2005	2004	2005	2004

Revenues:
Product sales, net	$593	$785	$1,098	$1,640
Licensing and royalty income	232	413	502	545

Total revenues	825	1,198	1,600	2,185

Cost and expenses:
Cost of sales	354	336	767	685
Selling, general and administrative expenses	362	657	673	1,086
Product development and research expenses	265	1,051	500	1,263

Operating (loss)	(156)	(846)	(340)	(849)
Loss on impairment of investment securities	(77)	-	(77)	-
Interest income	2	6	5	15
Other income	32	-	32	-

Loss from continuing operations before benefit
(provision) for income taxes	(199)	(840)	(380)	(834)
Benefit (provision) for income taxes	8	(2)	6	(4)

Net loss attributable to common stock	$(191)	$(842)	$(374)	$(838)

Basic and Diluted Loss Per Common Share
Net loss per share	$(.02)	$(.07)	$(.03)	$(.07)

Weighted Average of Common Stock and
Common Stock Equivalents Outstanding
Basic and diluted	11,859,984	11,579,582	11,771,247	11,513,417

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IGI, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share information)

	June 30, 2005
	(unaudited)	December 31, 2004

ASSETS
Current assets:
Cash and cash equivalents	$214	$380
Restricted cash	50	50
Marketable securities	327	377
Accounts receivable, less allowance for doubtful accounts
of $10 in 2005 and 2004	395	306
Licensing and royalty income receivable	151	155
Inventories	428	247
Prepaid expenses and other current assets	136	8

Total current assets	1,701	1,523
Property, plant and equipment, net	3,208	3,168
Other assets	32	39

Total assets	$4,941	$4,730

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	492	157
Accrued payroll	13	16
Other accrued expenses	179	243
Income taxes payable	-	5
Deferred income	218	180

Total current liabilities	902	601
Deferred income	49	121

Total liabilities	951	722

Stockholders' equity:
Common stock $.01 par value, 50,000,000 shares authorized;
14,070,700 and 13,547,520 shares issued in 2005 and 2004,
respectively	141	135
Additional paid-in capital	24,788	24,467
Accumulated deficit	(19,541)	(19,167)
Accumulated other comprehensive loss	(3)	(32)
Less treasury stock, 1,965,740 shares at cost
in 2005 and 2004	(1,395)	(1,395)

Total stockholders' equity	3,990	4,008

Total liabilities and stockholders' equity	$4,941	$4,730

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